CULP, INC. ANNOUNCES STRATEGIC TRANSFORMATION OF OPERATING MODEL

FOLLOWING COMPLETION OF RESTRUCTURING INITIATIVES

HIGH POINT, N.C. (April 24, 2025) – Culp, Inc. (NYSE: CULP), a leading provider of fabrics for bedding and upholstery fabrics for residential and commercial furniture, today announced the strategic transformation of its operating model to further position the Company for flexibility and growth. The Company will combine its two stand-alone operating divisions, Culp Upholstery Fabrics and Culp Home Fashions, into a single, integrated business designed to optimize operational agility and collaboration, further streamline costs and processes across its business, and, most importantly, increase responsiveness to customer needs and market trends.

As an initial step in this integration, the Company will close the leased facility operated by its upholstery fabrics division in Burlington, North Carolina, and transition the production and distribution activities there to a shared management model within the Company-owned facility in Stokesdale, North Carolina, currently operated by its mattress fabric division. The Company expects to generate annualized efficiency improvements and cost reduction benefits of approximately $3 million after completion of the Burlington facility closure and other integration initiatives, with the potential for additional savings going forward. This is incremental to the approximately $10 to $11 million in annualized savings and operating improvements expected from the recent completion of the Company’s cost restructuring plan announced in May of 2024, which was focused primarily on the mattress fabrics division. That restructuring project included the consolidation of sewn cover operations, outsourcing of certain knitting and damask weaving production, and closure of the Company’s manufacturing facility in Canada and transfer of those operations and the associated equipment to its Stokesdale, North Carolina, facility, among other actions. The final step in that project, the sale of the Company’s Canadian facility, is currently expected to close within the next week, and the Company intends to use the cash proceeds to retire outstanding borrowings as part of its broader plan to improve financial flexibility and position the business for long-term success.

Iv Culp, President and Chief Executive Officer of Culp, Inc., commented, “I’m proud of the work our team is doing to transform our business and excited about this next chapter in CULP’s over 50-year history. As we executed on our restructuring project, it became apparent that our two core businesses have evolved to a point where we can be more efficient and better serve our customers if we combine into one CULP-branded business. We see a variety of opportunities to create synergies through a more centralized and cross-functional operating model coupled with a unified management team focused on the home furnishings industry holistically and unencumbered by product, customer, or market-specific boundaries. We believe this will create a stronger and more nimble CULP organization ready to maximize the collective talent and resources of both of our legacy divisions. In an uncertain macroeconomic environment, this more streamlined approach positions us to succeed across a range of demand scenarios.”

“This is a substantial undertaking that involves some facility consolidation, equipment relocation, and other operational adjustments, but no curtailment of production levels. Most importantly, it affects people and naturally involves some employment loss. While those are always difficult decisions, they also represent an inflection point for our company. We remain deeply grateful to the affected team members in Burlington and thank them for their dedication and contributions. We are committed to helping them make the best possible transition.”

CULP Announces Strategic Transformation of Operating Model Following Completion of Restructuring Initiatives

April 24, 2025

Culp continued, “In addition to cost synergies, our new model also gives us more flexibility to adjust our supply chain and cost base as conditions warrant. We believe our current manufacturing platform and supply chain optionality across the U.S., Haiti/Dominican Republic, Turkey, Vietnam and China is a differentiator for our business, especially as many in our industry seek alternatives to navigate the tariff landscape and look to CULP’s long history of providing customers with preferred, compliance-sophisticated sourcing solutions. As we enter our 2026 fiscal year, we believe the strategic benefits and estimated cost reductions of approximately $3 million per year from this integration effort, along with the approximately $10-11 million in annualized savings we expect to realize from our recently completed cost restructuring initiatives, further enhances our ability to win market share and return value to shareholders.”

As part of the integration, Mary Beth Hunsberger, formerly President of the Culp Upholstery Fabrics division, has been appointed Chief Operating Officer of Culp, Inc., and Tommy Bruno, formerly President of the Culp Home Fashions division, will now serve as Culp, Inc.’s Chief Commercial Officer.

“Agility is our driving force at CULP,” said Hunsberger. “In my new role, I’m committed to leading with purpose, embracing fresh ideas, and ensuring that we are ready to adapt quickly to change.” Bruno added, “We are blazing a new trail in this era of our business. My focus is on fostering innovation and building stronger customer experiences as we push boundaries, pursue new growth, and bolster our leadership position in the home furnishings industry.”

The newly integrated Culp, Inc. will maintain its headquarters in High Point, North Carolina, and remain committed to delivering value to its customers, shareholders, and other stakeholders.

“As we move forward, we do so with optimism and resolve,” said Culp. “These organizational changes reflect our long-standing commitment to innovation and building a future that thrives on speed, creativity, and the courage to embrace what’s next.”

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

About the Company

Culp, Inc. is one of the largest marketers of fabrics for bedding and upholstery fabrics for residential and commercial furniture in North America. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “will,” “may,” “should,” “could,” “potential,” “continue,” “target,” “predict”, “seek,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, restructuring actions, production levels, new product launches, sales, profit margins, profitability, operating (loss) income, capital expenditures, working capital levels, cost savings (including, without limitation, anticipated cost savings from restructuring actions), income taxes, SG&A or other expenses, pre-tax (loss) income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, ending cash balances and cash positions, borrowing capacity, investments, potential acquisitions, cash and non-cash restructuring and restructuring-related charges, expenses, and/or credits, net proceeds from restructuring related asset dispositions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct. Factors that could influence the matters discussed in such statements, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission.

Many of these factors are macroeconomic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from those described in this release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements included in this release are made only as of the date of this report. Unless required by United States federal securities laws, we neither intend nor assume any obligation to update these forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations or financial results.